EXHIBIT 16.1

Davis, Graber, Plotzker & Ward, LLP
New York, NY

October 1, 2012

Securities and Exchange Commission
100 F Street, N.W.
Washington, DC 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Global Gate Property Corp.   (the “Company”) Form 8-K dated July 15, 2012, and are in agreement with the statements relating only to Davis, Graber, Plotzker & Ward, LLP  contained therein. We have no basis to agree or disagree with other statements of the Company contained therein.

Very truly yours,

/s/ Davis, Graber, Plotzker & Ward, LLP